Exhibit 15.2

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Bancolombia S.A., which were filed with the Securities and Exchange Commission, pursuant to Item 16-F of Form 20-F, as part of the Form 20-F of Bancolombia S.A. dated April 22, 2016.We agree with the statements concerning our Firm in such Form 20-F

Very truly yours,

/s/ PricewaterhouseCoopers Ltda.

Medellin, Colombia

April 28, 2016

PricewaterhouseCoopers Ltda., Edificio Forum, Calle 7 sur No. 42-70, Torre 2, Piso 11, Medellín, Colombia,

Tel: (57-4) 325 4320, Fax: (57-4) 325 4322, www.pwc.com/co